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                    OPINION AND CONSENT OF GRAYROBINSON, P.A.


                                                                     Exhibit 5.1


                                December 14, 2004


Tech Data Corporation
5350 Tech Data Drive
Clearwater, Florida 38760

Ladies and Gentlemen:

         We have acted as counsel to Tech Data Corporation, a Florida corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-4 (as amended, the "Registration Statement"), relating to $290,000,000 aggregate principal amount of the Company's 2.0% Convertible Subordinated Debentures due 2021 (the "New Debentures") that may be issued in exchange for $290,000,000 aggregate principal amount of issued and outstanding 2.0% Convertible Subordinated Debentures due 2021 of the Company (the "Outstanding Debentures"). The Company proposes to offer, upon the terms set forth in the Registration Statement, to exchange $1,000 principal amount of New Debentures for each $1,000 principal amount of the Outstanding Debentures (the "Exchange Offer"). The New Debentures will be issued under an Indenture (the "New Indenture"), to be entered into between the Company and J.P. Morgan Trust Company, National Association, as trustee (the "Trustee"). In connection with the New Debentures up to $4,871,913 shares of Common Stock, par value $.0015 (the "Shares") may be issued upon the conversion of the New Debentures.

         In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the form of New Indenture, the form of New Debenture set forth in the New Indenture and filed as an exhibit to the Registration Statement and such records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

         Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the New Debentures have been duly authorized by all necessary corporate action on the part of the



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GRAYROBINSON
  PROFESSIONAL ASSOCIATION

Tech Data Corporation
December 14, 2004
Page 2


Company and, when duly executed by the Company, authenticated by the Trustee and delivered in accordance with the terms of the New Indenture and as contemplated by the Registration Statement, will constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The Shares, upon issuance pursuant to conversion of the New Debentures as provided in the Indenture, will be legally issued fully paid and non-assessable.

         The opinions expressed herein are limited to the corporate laws of the State of Florida and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

         We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus which is a part of the Registration Statement.


                                                 Very truly yours,



                                                 /s/GrayRobinson, P.A.